EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 25, 2002 relating to the financial statements and financial statement schedule, which appears in Wild Oats Markets, Inc.'s Annual Report on Form 10-K for the year ended December 29, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Denver, Colorado

April 8, 2002